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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated March 18, 1996, covering the consolidated financial statements of
L. J. Melody & Company and the financial statements of L. J. Melody & Company of California as of December 31, 1995, included in the Form 8-K and incorporated by reference in the registration statement on Form S-8 (file numbers 33-39436, 33-40953, 33-44346, 33-73236 and 33-90014) of CB Commercial Holdings, Inc. It
should be noted that we have not audited any financial statements of either company subsequent to December 31, 1995, or performed any audit procedures subsequent to March 18, 1996, the date of our report, except with respect to the matter discussed in the notes labeled "Subsequent Event", as to which the date is July 12, 1996.

                                                             ARTHUR ANDERSEN LLP

July 12, 1996